Exhibit 10.4

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT (this “Amendment”) dated as of March 1, 2021 to the Revolving Credit Agreement dated as of August 7, 2018 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) by and among Twitter, Inc. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower has requested to amend the Credit Agreement pursuant to Section 9.02(b) of the Credit Agreement; and

WHEREAS, the Lenders on the signature pages hereto constitute the Required Lenders under the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; References.

(a) Unless otherwise specifically defined herein, each term used herein that is defined in this Amendment has the meaning assigned to such term in the Credit Agreement.

(b) Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 2. Amendment of the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 6 of this Amendment, effective as of the Amendment Effective Date (as defined below):

(a) Section 1.01 of the Credit Agreement is hereby amended to add the following definitions in proper alphabetical order:

““Common Stock” means the common stock, $0.000005 par value per share, of the Borrower.”

““Permitted Call Spread Transaction” means (a) any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) purchased by the Borrower in connection with the issuance of any convertible debt securities and settled in Common Stock (or such other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock, or (b) any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event, reclassification or other change of the Common Stock) sold by the Borrower substantially concurrently with any purchase by the Borrower of a Permitted Call Spread Transaction described in clause (a) and settled in Common Stock (or such other securities or property following a merger event, reclassification or other change of the Common Stock), cash or a combination thereof (such amount of cash determined by reference to the price of the Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock; provided that the terms, conditions and covenants of each such transaction described in clause (a) or clause (b) shall be such as are customary for transactions of such type (as determined by the Board of Directors in good faith).”

(b) The definition of Equity Interests contained in Section 1.01 of the Credit Agreement is hereby amended by amending the proviso at the end of thereof in its entirety as follows:

“ provided that Equity Interests shall not include (i) any debt securities that are convertible into or exchangeable for any combination of Equity Interests and/or cash (or such other securities or property following a merger event, reclassification or other change of the Common Stock) or (ii) any Permitted Call Spread Transaction or any warrants, options or rights issued or purchased or sold by the Borrower in connection therewith.

(c) Section 6.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c) Specified Indebtedness (including, for the avoidance of doubt, Capital Lease Obligations and Purchase Money Indebtedness) in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $6,000,000,000 and (B) the product of (x) 2.5 and (y) Consolidated Adjusted EBITDA for the most recently ended Measurement Period for which financial statements have been delivered.”

SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection herewith and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. “Electronic Signatures” means electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

SECTION 5. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each other party hereto, on and as of the Amendment Effective Date, that the following statements are true and correct:

(a) The execution, delivery and performance by the Borrower of this Amendment (A) are within the Borrower’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational and, if required, equity holder action and (B) does not and will not (i) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (a) such as have been obtained or made and are in full force and effect and (b) those approvals, consents, registrations, filings or other actions, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect, (ii) except as could not reasonably be expected to have a Material Adverse Effect, violate any applicable law or regulation or any order of any Governmental Authority, (iii) violate any charter, by-laws or other organizational document of the Borrower or any of its Subsidiaries, (iv) except as could not reasonably be expected to have a Material Adverse Effect, violate or result in a default under any indenture, agreement or other instrument (other than the agreements and instruments referred to in clause (iii)) binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (v) result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries. The Borrower has duly executed and delivered this Amendment, and the Amendment constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower and the other Loan Parties contained in Article 3 of the Credit Agreement and in any other Loan Document, are (i) in the case of representations and warranties qualified by “materiality”, “Material Adverse Effect” or similar language, true and correct in all respects and (ii) in the case of all other representations and warranties, true and correct in all material respects, in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct on the basis set forth above as of such earlier date, and the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 5.01.

(c) No Default or Event of Default has occurred and is continuing at the time of or immediately after giving effect to this Amendment.

SECTION 6. Effectiveness. This Amendment shall become effective on and as of the first date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent shall have received from the Borrower, the Lenders that constitute the Required Lenders and the Administrative Agent, an executed counterpart to this Amendment;

(b) the representations and warranties set forth in Section 5 shall be true and correct in all material respects, except to the extent the representations and warranties therein expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (and by delivering its signature page to this Amendment, the Borrower certifies that this condition is satisfied);

(c) the Administrative Agent shall have received all expenses for which invoices have been presented (including the reasonable and documented out of pocket fees and expenses of legal counsel to the Administrative Agent) at least one Business Day before the Amendment Effective Date; and

(d) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to this Amendment and the transactions contemplated hereby (and by delivering its signature page to this Amendment, the Borrower certifies that this condition is satisfied).

SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall (i) be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, any other Loan Document or any of the instruments or agreements referred to in any thereof, in similar or different circumstance, (ii) be deemed to be a consent to, or a waiver, modification or forbearance of, any Default or Event of Default, whether or not known to the Administrative Agent or any of the Lenders or (iii) prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

SECTION 8. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TWITTER, INC., as Borrower

By:	/s/ Ned Segal
Name: Ned Segal
Title: Chief Financial Officer

[Signature Page to Amendment No. 1]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Matthew Cheung
Name: Matthew Cheung
Title: Vice President

[Signature Page to Amendment No. 1]

Goldman Sachs Bank USA as a Lender

By:	/s/ Mahesh Mohan
Name: Mahesh Mohan
Title: Authorized Signatory

[Signature Page to Amendment No. 1]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Phillip Magdaleno
Name: Phillip Magdaleno
Title: Authorized Signatory

[Signature Page to Amendment No. 1]